EXHIBIT 23



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Current Report of Reckson Service Industries, Inc. on Form 8-K/A of our report dated February 26, 1999 relating to the consolidated financial statements of VANTAS Incorporated and Subsidiaries (formerly ALLIANCE NATIONAL Incorporated and Subsidiaries), which appears in Reckson Service Industries, Inc.'s Current Report on Form 8-K/A dated March 24, 1999.



/s/ PricewaterhouseCoopers LLP



New York, New York
September 8, 1999